NEWS RELEASE
For immediate release

Contact:	R. Scott Donovan, Chief Financial Officer (203) 977-0199
Odyssey Re Holdings Corp. Reports First Quarter 2008 Results
Stamford, CT — May 1, 2008 — Odyssey Re Holdings Corp. (NYSE: ORH) reported net income available to common shareholders of $249.0 million, or $3.63 per diluted share, for the quarter ended March 31, 2008, compared to $86.6 million, or $1.20 per diluted share, for the quarter ended March 31, 2007. Operating income after tax(1) was $39.1 million, or $0.57 per diluted share, for the first quarter of 2008, compared to $55.3 million, or $0.77 per diluted share, for the first quarter of 2007. Included in the first quarter 2008 net income available to common shareholders were after-tax net realized gains of $209.9 million, or $3.06 per diluted share, compared to $31.3 million, or $0.43 per diluted share, for the first quarter of 2007.
Highlights for the first quarter of 2008 are summarized as follows:
•	Pre-tax net income of $384.2 million led to after-tax net income available to common shareholders of $249.0 million ($3.63 per diluted share), the second consecutive quarter of record net income;

•	Shareholders’ equity of $2.81 billion as of March 31, 2008;

•	Book value per common share(2) of $40.32 as of March 31, 2008, an increase of $3.54, or 9.6%, compared to December 31, 2007 and an increase of $11.46, or 39.7% compared to March 31, 2007;

•	Total invested assets and cash of $8.1 billion as of March 31, 2008, an increase of 4.3% compared to December 31, 2007; and

•	The repurchase, during the first quarter of 2008, of 2.1 million shares of the Company’s common stock for $77.5 million. During April 2008, the Company repurchased 1.1 million shares of its common stock. From the inception of the repurchase program in June 2007 through April 30, 2008, the Company has repurchased and retired 5.8 million shares of its common stock for $212.0 million, at an average repurchase price of $36.38 per share.
Gross premiums written for the quarter ended March 31, 2008 were $577.6 million, an increase of 1.7% compared to $568.2 million for the quarter ended March 31, 2007. This reflects a decline of 5.5% in the Company’s worldwide reinsurance premiums compared to the first quarter of 2007, and a 19.8% increase in the Company’s specialty insurance premiums, principally related to new business underwritten by the Company’s U.K. insurance group. Net premiums written during the first quarter of 2008 were $517.8 million, a decrease of 1.6% compared to $526.2 million during the first quarter of 2007. The combined ratio for the first quarter of 2008 was 98.4%, compared to 96.3% for the first quarter of 2007.
Net investment income amounted to $73.1 million for the first quarter of 2008, compared to $81.5 million for the first quarter of 2007. Net pre-tax realized gains were $323.0 million for the first quarter of 2008, compared to $48.1 million for the first quarter of 2007. Net realized gains benefited significantly from the Company’s investment in credit default swaps. For the quarter ended March 31, 2008, the Company sold $1.0 billion notional amount of credit default swaps for gross proceeds of $237.2 million, and recognized realized gains of $52.8 million. In addition, the net mark-to-market gain recorded for the quarter ended March 31, 2008 on the remaining $4.1 billion notional amount of credit default swaps was $114.6 million, resulting in total realized gains of $167.4 million for the quarter ended March 31, 2008. As of March 31, 2008 the fair value of the $4.1 billion notional amount of credit default swaps held by the Company was $239.2 million. At April 25, 2008, the fair value of the credit default swaps was $166.9 million, a decrease of $72.3 million compared to March 31, 2008. The credit default swaps are extremely volatile, and as a result their fair value may vary dramatically either up or down in short periods. Their ultimate value will, therefore, only be known upon their disposition.
For the quarter ended March 31, 2008, net cash flow from operations was $107.3 million, compared to $101.9 million for the quarter ended March 31, 2007.

In the first quarter of 2008, OdysseyRe paid a cash dividend of $0.0625 per common share on March 28, 2008 to common shareholders of record on March 14, 2008.
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(1)	“Operating income” after tax is a non-generally accepted accounting principles (“GAAP”) financial measure often used by investors to evaluate performance in the insurance and reinsurance industry. Operating income after tax is equal to net income available to common shareholders, excluding net realized gains. Although realized gains or losses are an integral part of the Company’s operations, the amount recognized during any particular period cannot be reasonably estimated and can vary significantly. Management believes that providing operating income after tax to investors is a useful supplement to GAAP information concerning the Company’s performance. A reconciliation of net income available to common shareholders to operating income, after tax and related amounts per diluted share is as follows (in millions, except per share amounts):

	Three months ended, (unaudited)
	March 31, 2008		March 31, 2007
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$249.0	$3.63	$86.6	$1.20
Less: Net realized gains, after tax	209.9	3.06	31.3	0.43

Operating income, after tax	$39.1	$0.57	$55.3	$0.77

(2)	Book value per common share, a financial measure often used by investors, is calculated using common shareholders’ equity, a non-GAAP financial measure, which represents total shareholders’ equity, a GAAP financial measure, reduced by the equity attributable to our preferred stock. The common shareholders’ equity is divided by our common shares outstanding at the end of each respective period to derive book value per common share, as reflected in the following table (in millions, except share and per share amounts):

	March 31,	December 31,	March 31,
	2008	2007	2007
Total shareholders’ equity	$2,812.8	$2,654.7	$2,152.7
Less: equity related to preferred stock	97.5	97.5	97.5

Total common shareholders’ equity	$2,715.3	$2,557.2	$2,055.2

Common shares outstanding	67,338,246	69,521,494	71,200,675

Book value per common share	$40.32	$36.78	$28.86

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A conference call to discuss OdysseyRe’s first quarter financial results will be held at 10:00 a.m. Eastern Daylight Saving Time on Friday, May 2, 2008.
A live audio webcast of the conference call will be available on the Odyssey Re Holdings Corp. web site (www.odysseyre.com). In addition, callers not able to access the Internet may listen to the conference call by dialing (888) 213-3930 (domestic) or (913) 312-1392 (international) and asking for the OdysseyRe call. A replay of the call will be available from 12:00 p.m. Eastern Daylight Saving Time on Friday, May 2, 2008, until 11:59 p.m. Eastern Daylight Saving Time on Saturday, May 10, 2008. To access the replay, please call either (888) 203-1112 (domestic) or (719) 457-0820 (international); the passcode number is 7860174.
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Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries, Odyssey America Reinsurance Corporation, Hudson Insurance Company, Hudson Specialty Insurance Company, Clearwater Insurance Company, Newline Underwriting Management Limited, Newline Asia Services Pte. Ltd. and Newline Insurance Company Limited. The Company underwrites through offices in the United States, London, Paris, Singapore, Toronto and Latin America. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol ORH.
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Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a reduction in net income if the Company’s loss reserves are insufficient; the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; an inability to realize the Company’s investment objectives; a decrease in the level of demand for the Company’s reinsurance or insurance business, or increased competition; emerging claim and coverage issues; risks relating to ongoing investigations by U.S. government authorities; the risk that ongoing regulatory developments will disrupt the Company’s business or mandate changes in industry practices that increase the Company’s costs; changes in economic conditions, including interest rate, currency, equity and credit conditions; the Company’s inability to access its subsidiaries’ cash; loss of services of any of the Company’s key employees; risks related to the Company’s use of reinsurance brokers; failure of the Company’s reinsurers to honor their obligations; regulatory and legislative changes; risks associated with the growth of the Company’s specialty insurance business; and other factors that are described in the Company’s filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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Visit OdysseyRe’s web site — www.odysseyre.com — for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Investor Information.”
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Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	March 31,	December 31,
	2008	2007
	(unaudited)
ASSETS
Investments and cash:
Fixed income securities, available for sale, at fair value (amortized cost $3,956,288 and $4,370,999, respectively)	$4,024,790	$4,402,260
Fixed income securities, held as trading securities, at fair value (amortized cost $231,887 and $232,505, respectively)	241,472	243,164
Redeemable preferred stock, at fair value (cost $1,557 and $2,086, respectively)	658	1,187
Equity securities:
Common stocks, at fair value (cost $913,851 and $805,707, respectively)	910,976	885,751
Common stocks, at equity	138,065	157,450
Short-term investments, at fair value	1,303,778	483,757
Cash and cash equivalents	815,246	897,963
Cash and cash equivalents held as collateral	233,397	295,225
Other invested assets	445,263	412,687

Total investments and cash	8,113,645	7,779,444
Accrued investment income	56,853	70,597
Premiums receivable	494,311	470,227
Reinsurance recoverable on paid losses	69,397	83,123
Reinsurance recoverable on unpaid losses	628,096	643,509
Prepaid reinsurance premiums	68,946	60,528
Funds held by reinsureds	138,273	151,997
Deferred acquisition costs	156,240	150,800
Other assets	73,493	90,776

Total assets	$9,799,254	$9,501,001

LIABILITIES
Unpaid losses and loss adjustment expenses	$5,140,553	$5,119,085
Unearned premiums	739,887	724,272
Reinsurance balances payable	108,723	98,864
Funds held under reinsurance contracts	77,679	84,696
Debt obligations	489,185	489,154
Federal and foreign income taxes payable	131,153	13,615
Obligation to return borrowed securities	39,200	60,675
Other liabilities	260,095	255,940

Total liabilities	6,986,475	6,846,301

SHAREHOLDERS’ EQUITY
Preferred shares, $0.01 par value; 200,000,000 shares authorized; 2,000,000 Series A shares and 2,000,000 Series B shares issued and outstanding	40	40
Common shares, $0.01 par value; 500,000,000 shares authorized; 67,570,226 and 69,684,726 shares issued, respectively	676	697
Additional paid-in capital	879,435	958,544
Treasury shares, at cost (231,980 and 163,232 shares, respectively)	(8,710)	(6,250)
Accumulated other comprehensive income, net of deferred income taxes	79,591	85,023
Retained earnings	1,861,747	1,616,646

Total shareholders’ equity	2,812,779	2,654,700

Total liabilities and shareholders’ equity	$9,799,254	$9,501,001

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2008	2007
REVENUES
Gross premiums written	$577,554	$568,214
Ceded premiums written	59,734	41,994

Net premiums written	517,820	526,220
(Increase) decrease in unearned premiums	(6,392)	12,687

Net premiums earned	511,428	$538,907
Net investment income	73,128	81,476
Net realized investment gains	322,994	48,097

Total revenues	907,550	668,480

EXPENSES
Losses and loss adjustment expenses	352,250	367,514
Acquisition costs	108,147	107,822
Other underwriting expenses	42,775	43,574
Other expense, net	11,096	5,481
Interest expense	9,043	9,501

Total expenses	523,311	533,892

Income before income taxes	384,239	134,588

Federal and foreign income tax provision:
Current	110,687	23,662
Deferred	22,607	22,278

Total federal and foreign income tax provision	133,294	45,940

Net income	250,945	88,648
Preferred dividends	(1,913)	(2,092)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$249,032	$86,556

BASIC
Weighted average common shares outstanding	68,039,341	70,462,139

Basic earnings per common share	$3.66	$1.23

DILUTED
Weighted average common shares outstanding	68,536,586	72,129,512

Diluted earnings per common share	$3.63	$1.20

DIVIDENDS
Dividends declared per common share	$0.06	$0.06

COMPREHENSIVE INCOME
Net income	$250,945	$88,648
Other comprehensive loss, net of tax	(4,047)	(7,908)

Comprehensive income	$246,898	$80,740

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS (UNAUDITED)
(IN THOUSANDS)

	Three Months Ended
	March 31,		%
	2008	2007	Change
GROSS PREMIUMS WRITTEN
Americas	$189,594	$217,676	(12.9)%
EuroAsia	157,947	143,424	10.1
London Market	101,058	80,290	25.9
U.S. Insurance	128,955	126,824	1.7

Total	$577,554	$568,214	1.7%

NET PREMIUMS WRITTEN
Americas	$185,263	$211,664	(12.5)%
EuroAsia	150,848	134,772	11.9
London Market	84,067	70,901	18.6
U.S. Insurance	97,642	108,883	(10.3)

Total	$517,820	$526,220	(1.6)%

NET PREMIUMS EARNED
Americas	$196,396	$220,757	(11.0)%
EuroAsia	143,276	137,117	4.5
London Market	76,673	81,183	(5.6)
U.S. Insurance	95,083	99,850	(4.8)

Total	$511,428	$538,907	(5.1)%

	Three Months Ended		Percentage
	March 31,		Point
	2008	2007	Change
LOSSES AND LOSS ADJUSTMENT EXPENSES RATIO
Americas	66.9%	67.1%	(0.2)
EuroAsia	77.5	73.7	3.8
London Market	62.8	63.9	(1.1)
U.S. Insurance	64.9	66.6	(1.7)
Total	68.9%	68.2%	0.7
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES RATIO
Americas	33.0%	30.3%	2.7
EuroAsia	25.8	27.1	(1.3)
London Market	27.0	26.5	0.5
U.S. Insurance	29.9	25.9	4.0
Total	29.5%	28.1%	1.4
COMBINED RATIO
Americas	99.9%	97.4%	2.5
EuroAsia	103.3	100.8	2.5
London Market	89.8	90.4	(0.6)
U.S. Insurance	94.8	92.5	2.3
Total	98.4%	96.3%	2.1